Exhibit 99.1
FOR IMMEDIATE RELEASE – October 27, 2022
Carter Bankshares, Inc. Announces Record Third Quarter 2022 Financial Results
Martinsville, VA, October 27, 2022 – Carter Bankshares, Inc. (the “Company”) (NASDAQ:CARE), the holding company of Carter Bank & Trust (the “Bank”) today announced record net income of $14.4 million, or $0.59 diluted earnings per share (“EPS”), for the third quarter of 2022 compared to net income of $10.8 million, or $0.44 diluted EPS, in the second quarter of 2022 and net income of $11.2 million, or $0.42 diluted EPS, for the third quarter of 2021. The pre-tax pre-provision income1 was $19.5 million for the quarter ended September 30, 2022, $14.7 million for the quarter ended June 30, 2022 and $11.6 million for the quarter ended September 30, 2021.
For the nine months ended September 30, 2022, the Company had record net income of $34.5 million, or $1.38 diluted EPS, compared to net income of $26.0 million, or $0.98 diluted EPS for the same period in 2021. Pre-tax pre-provision earnings1 were $45.2 million and $30.2 million for the nine months ended September 30, 2022 and 2021, respectively.
Third Quarter 2022 Financial Highlights
•Annualized quarterly performance metrics were strong with return on average assets (“ROA”) of 1.38% and return on average equity (“ROE”) of 16.75%;
•Net interest income increased $5.3 million, or 16.2%, to $37.7 million compared to the second quarter of 2022 primarily due to a 48 basis point increase in earning assets, offset by one basis point increase in funding costs;
•Net interest margin, on a fully taxable equivalent basis (“FTE”), increased 48 basis points to 3.75% compared to the second quarter of 2022 and increased 79 basis points compared to the third quarter of 2021;
•Total portfolio loans increased $33.5 million, or 4.4%, on an annualized basis, to $3.0 billion at September 30, 2022 compared to June 30, 2022;
•Core deposits, including noninterest-bearing and interest-bearing demand deposits, money market and savings accounts, decreased $15.7 million compared to June 30, 2022 and increased $213.8 million compared to September 30, 2021;
•Nonperforming loans decreased $5.0 million, or 41.7%, to $7.0 million at September 30, 2022 compared to June 30, 2022 and $1.9 million, or 20.9%, from September 30, 2021;
•The provision for credit losses totaled $(0.1) million for the quarter ended September 30, 2022 compared to $1.8 million for the quarter ended June 30, 2022;
•Expenses continue to be well controlled with an efficiency ratio of 57.1% for the quarter ended September 30, 2022 compared to 61.3% for the quarter ended June 30, 2022.
“We are very pleased with the solid third quarter 2022 financial results for our Company. The strong quarterly results represent a record level for our Company. We continue to see positive trends in net interest income expansion, loan growth, asset quality and expense control. Loans grew by an annualized rate of 4.4% since June 30, 2022, but were muted by a high level of payoffs in the third quarter. The positive side of this is that most of the pay downs were in adversely classified credits. Our production was in our commercial construction and residential mortgage portfolios. Loan pipelines also remain healthy and at record levels for the near term. The asset sensitivity of our balance sheet has us well positioned to further benefit from the rising rate environment. While there will undoubtedly be mounting pressure on higher funding costs, the increase in our asset yields should more than offset rising deposit rates at least in the short-term,” stated Litz H. Van Dyke, Chief Executive Officer.
Van Dyke continued, “These factors are driving improvement in operating leverage and financial performance. The Company continues to be well capitalized, has strong liquidity, has improved asset quality and strong reserve levels, all of which will be beneficial to navigate the potential challenges should a recessionary environment develop over the next year.”
Operating Highlights
Net interest income increased $5.3 million, or 16.2%, to $37.7 million compared to the second quarter of 2022 and $8.3 million, or 28.3%, compared to the third quarter of 2021. The net interest margin, on an FTE basis3, increased 48 basis points to 3.75% compared to the quarter ended June 30, 2022 and increased 79 basis points compared to the third quarter of 2021. The yield on interest-earning assets increased 48 basis points and 69 basis points compared to the quarters ended June 30, 2022 and September 30, 2021, respectively. Funding costs increased one basis point compared to the previous quarter and declined 13 basis points compared to the same quarter of 2021.
The Company continues to focus on the expansion of net interest income and net interest margin. The third quarter of 2022 was positively impacted by an increase in the yield on loans and investment securities as well as stable funding costs due to the rising interest rate environment. The third quarter of 2022 was also positively impacted by enhanced pricing on loans related to one large credit relationship. Certain of these loans may not be renewed at maturity and/or may not otherwise impact the net interest income and net interest margin as significantly in future periods.
The provision for credit losses decreased $1.9 million to $(0.1) million in the third quarter of 2022 compared to $1.8 million in the second quarter of 2022. The decrease in the provision for credit losses was primarily driven by the release of $3.7 million in the other segment due to principal pay-downs, partially offset by loan growth and increased qualitative reserves of $3.0 million. Qualitative adjustments for the quarter ended September 30, 2022 included increases in both residential and commercial construction factors due to escalation of project costs, supply chain and labor disruptions and increased material costs. Also impacting the provision was a purchased syndicated commercial and industrial (“C&I”) loan that was charged-down by $3.4 million, of which $2.6 million was previously reserved.
The provision for unfunded commitments in the third quarter of 2022 was a provision of $0.2 million compared to a provision of $0.3 million in the second quarter of 2022 and a recovery of $(0.1) million in the third quarter of 2021. The decrease to the provision for unfunded commitments in the third quarter of 2022 compared to the second quarter of 2022 was related to a slight decrease in reserve rates.
At September 30, 2022 nonperforming loans decreased $5.0 million, or 41.7%, to $7.0 million since June 30, 2022 primarily due to a $4.9 million purchased syndicated C&I loan that was partially charged-down to $1.5 million and moved to held-for-sale. Net charge-offs were $3.7 million for the third quarter of 2022 compared to $9.6 million in the same quarter of 2021. As a percentage of average portfolio loans, on an annualized basis, net charge-offs were 0.49% and 1.30% for the third quarter of 2022 and 2021, respectively. Nonperforming loans as a percentage of total portfolio loans were 0.23%, 0.40% and 0.31% as of September 30, 2022, June 30, 2022 and September 30, 2021, respectively.
Total noninterest income was $5.2 million for the third quarter of 2022, a decrease of $0.4 million, or 6.6%, from the second quarter of 2022 and a decrease of $1.7 million, or 24.3%, compared to the third quarter of 2021. The decrease of $0.4 million from the second quarter of 2022 related to the following fluctuations. Commercial loan swap fee income decreased $0.7 million, debit card interchange fees decreased $0.1 million and net securities losses of $0.1 million were offset by an increase in insurance commissions of $0.3 million and an increase of $0.2 million in other noninterest income.
Compared to the third quarter of 2021, the decrease in noninterest income of $1.7 million was primarily driven by declines in net security gains of $1.3 million and a decrease of $1.1 million in commercial loan swap fee income. These decreases were offset by increases of $0.4 million in insurance commissions, $0.2 million in other noninterest income and $0.1 million in service charges, commissions and fees. The declines in commercial loan swap fee income is related to the timing and demand for this product in the current rising interest rate environment. Changes in service charges on deposit accounts and debit card interchange fees were primarily volume driven. The increases in insurance commissions was due to increased customer activity. The increases in other noninterest income in the comparable periods related to an increase in fair value due to our interest rate swap contracts with commercial customers in the third quarter of 2022.
Total noninterest expense was $23.5 million for the third quarter of 2022, an increase of $0.1 million, or 0.2%, from the second quarter of 2022 and a decrease of $1.2 million, or 5.0%, compared to the third quarter of 2021. The increase from the second quarter of 2022 was primarily driven by $1.1 million higher salaries and employee benefits resulting from an increase of $0.5 million due to one extra working day and the reversal of expired vacation carryover from the prior period, as well as a $0.5 million profit sharing adjustment in the third quarter of 2022. Also increasing compared to the second quarter of 2022 was $0.2 million in losses on sales and write-downs of other real estate owned (“OREO”), net, offset by the reversal of $1.4 million in tax credit amortization during the third quarter of 2022 due to updated information from the developer which extends the in-service date to 2023 for one of the Company’s partnerships.
Compared to the third quarter of 2021 the decrease of $1.2 million in total noninterest expense was primarily driven by $1.2 million decrease in tax credit amortization as previously mentioned. Other decreases included $0.4 million in losses on sales and write-downs of OREO, net, and $0.4 million in other noninterest expenses. These decreases were offset by a $0.7 million increase in salaries and employee benefits and $0.2 million in advertising expenses. The losses on sales and write-downs of OREO, net, related to sales and properties under contract during the third quarter of 2022. The increase compared to the year ago period in salaries and employee benefits was primarily related the $0.5 million profit sharing adjustment in the third quarter of 2022.
Financial Condition
Total assets were $4.1 billion at both September 30, 2022 and June 30, 2022. Total portfolio loans increased $33.5 million, or 4.4%, on an annualized basis, to $3.0 billion at September 30, 2022 compared to June 30, 2022 primarily due to consistent loan growth during the first three quarters of 2022 muted by a high level of payoffs in the third quarter of 2022. OREO decreased $0.3 million at September 30, 2022 compared to June 30, 2022.
Nonperforming loans decreased $5.0 million, or 41.7%, to $7.0 million at September 30, 2022 compared to June 30, 2022 and $1.9 million, or 20.9%, from September 30, 2021. The decreases from June 30, 2022 and September 30, 2021 were primarily due to a purchased syndicated C&I loan totaling $4.9 million that was partially charged-down and moved to held-for-sale. Nonperforming loans as a percentage of total portfolio loans were 0.23%, 0.40% and 0.31% as of September 30, 2022, June 30, 2022 and September 30, 2021, respectively.
Closed retail bank offices have a remaining book value of $0.8 million at September 30, 2022, of which $0.7 million is under contract to be sold, compared to $1.0 million at June 30, 2022.
Federal Reserve Bank excess reserves decreased $4.5 million to $21.8 million at September 30, 2022 from $26.3 million at June 30, 2022 due to solid loan growth during the first three quarters of 2022.
The securities portfolio decreased $55.8 million and is currently 20.7% of total assets at September 30, 2022 compared to 22.0% of total assets at June 30, 2022. The decrease was due to redeploying security maturities into higher yielding loan growth and the continued decline in fair value. We have further diversified the securities portfolio as to bond types, maturities and interest rate structures.
Total deposits decreased $27.5 million to $3.7 billion at September 30, 2022 as compared to June 30, 2022. The decreases included $38.6 million in money market accounts, the intentional decline of $11.8 million in CDs and $2.0 million in savings accounts, offset by an increase of $14.2 million in noninterest-bearing demand accounts and an increase of $10.7 million in interest-bearing demand accounts. At September 30, 2022, noninterest-bearing deposits comprised 19.3% compared to 18.8% and 19.7% of total deposits at June 30, 2022 and September 30, 2021, respectively. CDs comprised 33.5%, 33.6% and 38.3% of total deposits at September 30, 2022, June 30, 2022 and September 30, 2021, respectively.
The Company remains well capitalized. The Company’s Tier 1 Capital ratio was 12.80% at September 30, 2022 compared to 12.70% at June 30, 2022. The Company’s leverage ratio was 10.11% at September 30, 2022 compared to 9.96% at June 30, 2022. The Company’s Total Risk-Based Capital ratio was 14.06% at September 30, 2022 compared to 13.96% at June 30, 2022.
Total capital decreased $19.3 million to $314.8 million at September 30, 2022 compared to June 30, 2022. The decrease in total capital from the previous quarter is primarily due to a $26.3 million decrease in other comprehensive income due to changes in fair value of available-for-sale investment securities, $7.7 million is related to the repurchase of common stock, offset by net income of $14.4 million for the three months ended September 30, 2022. The remaining difference of $0.3 million is related to restricted stock activity for the quarter ended September 30, 2022.
At September 30, 2022, funding sources accessible to the Company include borrowing availability at the Federal Home Loan Bank (“FHLB”), equal to 25.0% of the Company’s assets or approximately $1.0 billion, subject to the amount of eligible collateral pledged, federal funds unsecured lines with six other correspondent financial institutions in the amount of $145.0 million and access to the institutional CD market. In addition to the above funding resources, the Company also has $623.7 million of unpledged available-for-sale investment securities as an additional source of liquidity.
About Carter Bankshares, Inc.
Headquartered in Martinsville, VA, Carter Bankshares, Inc. (NASDAQ: CARE) provides a full range of commercial banking, consumer banking, mortgage and services through its subsidiary Carter Bank & Trust. The Company has $4.1 billion in assets and 67 branches in Virginia and North Carolina. For more information or to open an account visit www.CBTCares.com.
Important Note Regarding Non-GAAP Financial Measures
In addition to traditional measures presented in accordance with GAAP, our management uses, and this press release contains or references, certain non-GAAP financial measures and should be read along with the accompanying tables in our definitions and reconciliations of GAAP to non-GAAP financial measures. This press release and the accompanying tables discuss financial measures that we believe are useful because they enhance the ability of investors and management to evaluate and compare the Company’s operating results from period to period in a meaningful manner. Non-GAAP measures should not be considered as an alternative to any measure of performance as promulgated under GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results or financial condition as reported under GAAP.

Important Note Regarding Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements made in Mr. Van Dyke’s quotes and relate to our financial condition, market conditions, results of operations, plans, objectives, outlook for earnings, revenues, expenses, capital and liquidity levels and ratios, asset levels and asset quality. Forward looking statements are typically identified by words or phrases such as “will likely result,” “expect,” “anticipate,” “estimate,” “forecast,” “project,” “intend,” “ believe,” “assume,” “strategy,” “trend,” “plan,” “outlook,” “outcome,” “continue,” “remain,” “potential,” “opportunity,” “comfortable,” “current,” “position,” “maintain,” “sustain,” “seek,” “achieve” and variations of such words and similar expressions, or future or conditional verbs such as will, would, should, could or may.
Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The matters discussed in these forward-looking statements are subject to various risks, uncertainties and other factors that could cause actual results and trends to differ materially from those made, projected, or implied in or by the forward-looking statements including, but not limited to the effects of:
•market interest rates and the impacts of market interest rates on economic conditions, customer behavior, and the Company’s loan and securities portfolios;
•monetary and fiscal policies of the U.S. government, including policies of the Federal Reserve;
•changes in accounting policies, practices, or guidance, for example, our adoption of CECL, including potential volatility in the Company’s operating results due to application of the CECL methodology;
•cyber-security threats, attacks or events; rapid technological developments and changes;
•changes in the Company’s liquidity and capital positions;
•concentrations of loans secured by real estate, particularly commercial real estate, and the potential impacts of changes in market conditions on the value of real estate collateral;
•an insufficient ACL
•the potential adverse effects of unusual and infrequently occurring events, such as weather-related disasters, terrorist acts, war and other military conflicts (such as the ongoing war between Russia and Ukraine) or public health events (such as the COVID-19 pandemic), and of any governmental and societal responses thereto; these potential adverse effects may include, without limitation, adverse effects on the ability of the Company's borrowers to satisfy their obligations to the Company, on the value of collateral securing loans, on the demand for the Company's loans or its other products and services, on incidents of cyberattack and fraud, on the Company’s liquidity or capital positions, on risks posed by reliance on third-party service providers, on other aspects of the Company's business operations and on financial markets and economic growth;
•a change in spreads on interest-earning assets and interest-bearing liabilities;
•regulatory supervision and oversight;
•legislation affecting the financial services industry as a whole, and the Company and the Bank, in particular;
•the outcome of pending and future litigation and governmental proceedings;
•increasing price and product/service competition;
•the ability to continue to introduce competitive new products and services on a timely, cost-effective basis;
•managing our internal growth and acquisitions;

•the possibility that the anticipated benefits from acquisitions cannot be fully realized in a timely manner or at all, or that integrating the acquired operations will be more difficult, disruptive or more costly than anticipated;
•material increases in costs and expenses;
•reliance on significant customer relationships;
•general economic or business conditions, including unemployment levels, continuing supply chain disruptions and slowdowns in economic growth;
•expansions or consolidations in the Company’s branch network, including that the anticipated benefits of the Company’s branch network optimization project are not fully realized in a timely manner or at all;
•deterioration of the housing market and reduced demand for mortgages; and
•re-emergence of turbulence in significant portions of the global financial and real estate markets that could impact our performance, both directly, by affecting our revenues and the value of our assets and liabilities, and indirectly, by affecting the economy generally and access to capital in the amounts, at the times and on the terms required to support our future businesses.
Many of these factors, as well as other factors, are described in our filings with the SEC including in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. All risk factors and uncertainties described herein and therein should be considered in evaluating the Company’s forward-looking statements. Forward-looking statements are based on beliefs and assumptions using information available at the time the statements are prepared. We caution you not to unduly rely on forward-looking statements because the assumptions, beliefs, expectations and projections about future events may, and often do, differ materially from actual results. Any forward-looking statement speaks only as to the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect developments occurring after the statement is made.
Carter Bankshares, Inc.
Wendy Bell, 276-656-1776
Senior Executive Vice President & Chief Financial Officer
wendy.bell@CBTCares.com

CARTER BANKSHARES, INC.
CONSOLIDATED SELECTED FINANCIAL DATA
BALANCE SHEETS

(Dollars in Thousands, except per share data)	September 30, 2022	June 30, 2022	September 30, 2021

	(unaudited)	(unaudited)	(unaudited)
ASSETS
Cash and Due From Banks	$38,749	$43,194	$43,061
Interest-Bearing Deposits in Other Financial Institutions	5,129	745	61,435
Federal Reserve Bank Excess Reserves	21,830	26,301	121,300
Total Cash and Cash Equivalents	65,708	70,240	225,796

Securities Available-for-Sale, at Fair Value	851,211	907,034	897,546
Loans Held-for-Sale	1,513	—	4,889
Portfolio Loans	3,031,349	2,997,896	2,884,157
Allowance for Credit Losses	(94,164)	(97,981)	(99,294)
Portfolio Loans, net	2,937,185	2,899,915	2,784,863

Bank Premises and Equipment, net	73,344	73,202	74,771
Other Real Estate Owned, net	8,134	8,432	13,265
Federal Home Loan Bank Stock, at Cost	3,192	2,067	3,215
Bank Owned Life Insurance	56,387	56,046	55,028
Other Assets	117,636	106,344	74,690
Total Assets	$4,114,310	$4,123,280	$4,134,063

LIABILITIES
Deposits:
Noninterest-Bearing Demand	$718,549	$704,323	$722,145
Interest-Bearing Demand	509,949	499,282	433,144
Money Market	517,031	555,621	432,167
Savings	731,747	733,704	676,035
Certificates of Deposit	1,248,653	1,260,463	1,402,982
Total Deposits	3,725,929	3,753,393	3,666,473
Federal Home Loan Bank Borrowings	30,000	—	30,000
Other Liabilities	43,565	35,745	31,720
Total Liabilities	3,799,494	3,789,138	3,728,193

SHAREHOLDERS' EQUITY
Common Stock, Par Value $1.00 Per Share, Authorized 100,000,000 Shares;
24,111,171 outstanding at September 30, 2022,
24,577,477 outstanding at June 30, 2022 and 26,461,426 at September 30, 2021	24,111	24,577	26,461
Additional Paid-in Capital	107,031	113,975	144,153
Retained Earnings	269,984	255,576	229,865
Accumulated Other Comprehensive (Loss) Income	(86,310)	(59,986)	5,391
Total Shareholders’ Equity	314,816	334,142	405,870
Total Liabilities and Shareholders’ Equity	$4,114,310	$4,123,280	$4,134,063

PERFORMANCE RATIOS
Return on Average Assets (QTD Annualized)	1.38%	1.04%	1.07%
Return on Average Assets (YTD Annualized)	1.12%	0.98%	0.84%
Return on Average Shareholders' Equity (QTD Annualized)	16.75%	12.51%	10.95%
Return on Average Shareholders' Equity (YTD Annualized)	12.80%	10.95%	8.76%
Portfolio Loans to Deposit Ratio	81.36%	79.87%	78.66%
Allowance for Credit Losses to Total Portfolio Loans	3.11%	3.27%	3.44%

CAPITALIZATION RATIOS
Shareholders' Equity to Assets	7.65%	8.10%	9.82%
Tier 1 Leverage Ratio	10.11%	9.96%	10.48%
Risk-Based Capital - Tier 1	12.80%	12.70%	13.85%
Risk-Based Capital - Total	14.06%	13.96%	15.11%

CARTER BANKSHARES, INC.
CONSOLIDATED SELECTED FINANCIAL DATA
INCOME STATEMENTS

	Quarter-to-Date			Year-to-Date
(Dollars in Thousands, except per share data)	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021

	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest Income	$42,327	$36,961	$34,913	$111,966	$100,964
Interest Expense	4,602	4,502	5,512	13,560	17,831
NET INTEREST INCOME	37,725	32,459	29,401	98,406	83,133

(Recovery) Provision for Credit Losses	(77)	1,814	(413)	2,367	2,411
Provision (Recovery) for Unfunded Commitments	157	269	(60)	190	(945)
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	37,645	30,376	29,874	95,849	81,667

NONINTEREST INCOME
(Losses) Gains on Sales of Securities, net	(4)	76	1,341	48	6,450
Service Charges, Commissions and Fees	1,750	1,749	1,660	5,452	4,958
Debit Card Interchange Fees	1,788	1,850	1,751	5,570	5,456
Insurance Commissions	876	568	427	1,713	1,099
Bank Owned Life Insurance Income	341	334	349	1,009	1,031
(Losses) Gains on Sales and Write-downs of Bank Premises, net	(4)	(37)	—	342	—
Other Real Estate Owned Income	13	12	7	35	82
Commercial Loan Swap Fee Income	18	756	1,096	774	2,057
Other	457	296	284	1,231	1,972
TOTAL NONINTEREST INCOME	5,235	5,604	6,915	16,174	23,105

NONINTEREST EXPENSE
Salaries and Employee Benefits	13,520	12,444	12,816	37,721	39,084
Occupancy Expense, net	3,412	3,296	3,333	10,060	10,298
FDIC Insurance Expense	543	629	582	1,540	1,882
Other Taxes	848	819	825	2,471	2,305
Advertising Expense	368	267	196	874	586
Telephone Expense	448	454	519	1,390	1,707
Professional and Legal Fees	1,310	1,202	1,244	3,731	3,908
Data Processing	833	842	1,018	2,516	2,893
Losses (Gains) on Sales and Write-downs of Other Real Estate Owned, net	169	(60)	608	268	3,423
Losses on Sales and Write-downs of Bank Premises, net	—	—	7	—	114
Debit Card Expense	797	659	700	2,089	2,045
Tax Credit Amortization	(764)	615	427	466	1,281
Other Real Estate Owned Expense	38	141	84	220	280
Other	1,941	2,102	2,326	6,038	6,243
TOTAL NONINTEREST EXPENSE	23,463	23,410	24,685	69,384	76,049

INCOME BEFORE INCOME TAXES	19,417	12,570	12,104	42,639	28,723
Income Tax Provision	5,009	1,792	931	8,130	2,743
NET INCOME	$14,408	$10,778	$11,173	$34,509	$25,980

Shares Outstanding, at End of Period	24,111,171	24,577,477	26,461,426	24,111,171	26,461,426
Average Shares Outstanding-Basic & Diluted	24,265,075	24,490,302	26,348,488	24,827,143	26,339,930

PER SHARE DATA
Basic Earnings Per Common Share	$0.59	$0.44	$0.42	$1.38	$0.98
Diluted Earnings Per Common Share	$0.59	$0.44	$0.42	$1.38	$0.98
Book Value	$13.06	$13.60	$15.34	$13.06	$15.34
Market Value	$16.10	$13.20	$14.22	$16.10	$14.22

PROFITABILITY RATIOS (non-GAAP)
Net Interest Margin (FTE)[3]	3.75%	3.27%	2.96%	3.31%	2.84%
Core Efficiency Ratio[4]	57.07%	61.30%	70.66%	61.18%	73.05%

CARTER BANKSHARES, INC.
CONSOLIDATED SELECTED FINANCIAL DATA
NET INTEREST MARGIN (FTE) (QTD AVERAGES)
(Unaudited)

	September 30, 2022			June 30, 2022			September 30, 2021
(Dollars in Thousands)	Average Balance	Income/ Expense	Rate	Average Balance	Income/ Expense	Rate	Average Balance	Income/ Expense	Rate
ASSETS
Interest-Bearing Deposits with Banks	$25,151	$134	2.11%	$30,606	$61	0.80%	$191,047	$76	0.16%
Tax-Free Investment Securities[3]	30,073	215	2.84%	33,873	237	2.81%	26,849	221	3.27%
Taxable Investment Securities	942,571	5,466	2.30%	975,352	4,452	1.83%	836,957	3,163	1.50%
Total Securities	972,644	5,681	2.32%	1,009,225	4,689	1.86%	863,806	3,384	1.55%
Tax-Free Loans[3]	141,082	1,115	3.14%	147,060	1,159	3.16%	174,680	1,350	3.07%
Taxable Loans	2,883,790	35,652	4.90%	2,831,384	31,323	4.44%	2,755,595	30,403	4.38%
Total Loans	3,024,872	36,767	4.82%	2,978,444	32,482	4.37%	2,930,275	31,753	4.30%
Federal Home Loan Bank Stock	2,213	24	4.30%	2,314	22	3.81%	3,215	30	3.70%
Total Interest-Earning Assets	4,024,880	42,606	4.20%	4,020,589	37,254	3.72%	3,988,343	35,243	3.51%
Noninterest Earning Assets	109,307			120,540			169,554
Total Assets	$4,134,187			$4,141,129			$4,157,897

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-Bearing Demand	$500,281	$462	0.37%	$487,567	$343	0.28%	$424,517	$278	0.26%
Money Market	552,718	395	0.28%	528,211	310	0.24%	420,946	307	0.29%
Savings	731,931	192	0.10%	735,438	189	0.10%	668,436	176	0.10%
Certificates of Deposit	1,257,907	3,420	1.08%	1,270,569	3,570	1.13%	1,435,716	4,623	1.28%
Total Interest-Bearing Deposits	3,042,837	4,469	0.58%	3,021,785	4,412	0.59%	2,949,615	5,384	0.72%
Federal Funds Purchased	3,432	23	2.66%	3,033	4	0.53%	—	—	—%
Federal Home Loan Bank Borrowings	3,913	31	3.14%	6,594	10	0.61%	30,000	89	1.18%
Other Borrowings	6,326	79	4.95%	6,205	76	4.91%	3,437	39	4.50%
Total Borrowings	13,671	133	3.86%	15,832	90	2.28%	33,437	128	1.52%
Total Interest-Bearing Liabilities	3,056,508	4,602	0.60%	3,037,617	4,502	0.59%	2,983,052	5,512	0.73%
Noninterest-Bearing Liabilities	736,441			757,831			769,871
Shareholders' Equity	341,238			345,681			404,974
Total Liabilities and Shareholders' Equity	$4,134,187			$4,141,129			$4,157,897
Net Interest Income[3]		$38,004			$32,752			$29,731
Net Interest Margin[3]			3.75%			3.27%			2.96%

CARTER BANKSHARES, INC.
CONSOLIDATED SELECTED FINANCIAL DATA
NET INTEREST MARGIN (FTE) (YTD AVERAGES)
(Unaudited)

	September 30, 2022			September 30, 2021
(Dollars in Thousands)	Average Balance	Income/ Expense	Rate	Average Balance	Income/ Expense	Rate
ASSETS
Interest-Bearing Deposits with Banks	$64,858	$257	0.53%	$185,603	$182	0.13%
Tax-Free Investment Securities[3]	30,188	663	2.94%	37,064	906	3.27%
Taxable Investment Securities	959,456	13,650	1.90%	770,636	9,288	1.61%
Total Securities	989,644	14,313	1.93%	807,700	10,194	1.69%
Tax-Free Loans[3]	147,372	3,480	3.16%	198,185	4,703	3.17%
Taxable Loans	2,802,692	94,720	4.52%	2,771,860	86,965	4.19%
Total Loans	2,950,064	98,200	4.45%	2,970,045	91,668	4.13%
Federal Home Loan Bank Stock	2,222	66	3.97%	3,739	98	3.50%
Total Interest-Earning Assets	4,006,788	112,836	3.77%	3,967,087	102,142	3.44%
Noninterest Earning Assets	128,105			174,194
Total Assets	$4,134,893			$4,141,281

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-Bearing Demand	$484,076	$1,082	0.30%	$402,663	$727	0.24%
Money Market	530,560	989	0.25%	361,204	877	0.32%
Savings	724,472	559	0.10%	657,101	507	0.10%
Certificates of Deposit	1,278,905	10,650	1.11%	1,522,384	15,328	1.35%
Total Interest-Bearing Deposits	3,018,013	13,280	0.59%	2,943,352	17,439	0.79%
Federal Funds Purchased	2,168	27	1.67%	—	—	—%
Federal Home Loan Bank Borrowings	3,978	47	1.58%	31,282	276	1.18%
Other Borrowings	5,637	206	4.89%	3,090	116	5.02%
Total Borrowings	11,783	280	3.18%	34,372	392	1.52%
Total Interest-Bearing Liabilities	3,029,796	13,560	0.60%	2,977,724	17,831	0.80%
Noninterest-Bearing Liabilities	744,597			767,207
Shareholders' Equity	360,500			396,350
Total Liabilities and Shareholders' Equity	$4,134,893			$4,141,281
Net Interest Income[3]		$99,276			$84,311
Net Interest Margin[3]			3.31%			2.84%
LOANS AND LOANS HELD-FOR-SALE
(Unaudited)

(Dollars in Thousands)	September 30, 2022	June 30, 2022	September 30, 2021
Commercial
Commercial Real Estate	$1,365,348	$1,389,117	$1,346,953
Commercial and Industrial	325,973	336,477	387,402
Total Commercial Loans	1,691,321	1,725,594	1,734,355
Consumer
Residential Mortgages	617,681	559,313	449,118
Other Consumer	47,006	48,033	44,953
Total Consumer Loans	664,687	607,346	494,071
Construction	350,037	322,731	297,337
Other	325,304	342,225	358,394
Total Portfolio Loans	3,031,349	2,997,896	2,884,157
Loans Held-for-Sale	1,513	—	4,889
Total Loans	$3,032,862	$2,997,896	$2,889,046

CARTER BANKSHARES, INC.
CONSOLIDATED SELECTED FINANCIAL DATA
ASSET QUALITY DATA
(Unaudited)

(Dollars in Thousands)	September 30, 2022	June 30, 2022	September 30, 2021
Nonperforming Loans
Commercial Real Estate	$2,416	$3,258	$752
Commercial and Industrial	201	5,210	547
Residential Mortgages	3,509	2,555	2,500
Other Consumer	9	6	77
Construction	875	1,000	4,991
Other	—	—	—
Total Nonperforming Loans	7,010	12,029	8,867

Other Real Estate Owned	8,134	8,432	13,265
Total Nonperforming Assets	$15,144	$20,461	$22,132

Nonperforming Loans to Total Portfolio Loans	0.23%	0.40%	0.31%
Nonperforming Assets to Total Portfolio Loans plus Other Real Estate Owned	0.50%	0.68%	0.76%
Allowance for Credit Losses to Total Portfolio Loans	3.11%	3.27%	3.44%
Allowance for Credit Losses to Nonperforming Loans	1343.28%	814.54%	1119.82%
Net Loan Charge-offs (Recoveries) QTD	$3,740	$209	$9,612
Net Loan Charge-offs (Recoveries) YTD	$4,142	$402	$18,833
Net Loan Charge-offs (Recoveries) (Annualized) to Average Portfolio Loans QTD	0.49%	0.03%	1.30%
Net Loan Charge-offs (Recoveries) (Annualized) to Average Portfolio Loans YTD	0.19%	0.03%	0.85%

CARTER BANKSHARES, INC.
CONSOLIDATED SELECTED FINANCIAL DATA
ALLOWANCE FOR CREDIT LOSSES
(Unaudited)

	Quarter-to-Date			Year-to-Date
(Dollars in Thousands)	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Balance Beginning of Year	$97,981	$96,376	$109,319	$95,939	$54,074
Impact of CECL Adoption	—	—	—	—	61,642
Provision for Credit Losses	(77)	1,814	(413)	2,367	2,411
Charge-offs:
Commercial Real Estate	—	—	9,187	—	17,425
Commercial and Industrial	3,432	—	188	3,432	196
Residential Mortgages	—	28	56	45	273
Other Consumer	418	391	424	1,244	1,833
Construction	—	—	—	—	—
Other	—	—	—	—	—
Total Charge-offs	3,850	419	9,855	4,721	19,727
Recoveries:
Commercial Real Estate	—	—	9	—	149
Commercial and Industrial	—	—	3	1	5
Residential Mortgages	1	96	1	97	168
Other Consumer	109	114	198	332	479
Construction	—	—	32	149	93
Other	—	—	—	—	—
Total Recoveries	110	210	243	579	894
Total Net Charge-offs	3,740	209	9,612	4,142	18,833
Balance End of Period	$94,164	$97,981	$99,294	$94,164	$99,294
DEFINITIONS AND RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES:
(Unaudited)

[1] Pre-tax Pre-provision Income (Non-GAAP)	Quarter-to-Date			Year-to-Date
(Dollars in Thousands)	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Net Interest Income	$37,725	$32,459	$29,401	$98,406	$83,133
Noninterest Income	5,235	5,604	6,915	16,174	23,105
Noninterest Expense	23,463	23,410	24,685	69,384	76,049
Pre-tax Pre-provision Income	19,497	14,653	11,631	45,196	30,189

Losses (Gains) on Sales of Securities, net	4	(76)	(1,341)	(48)	(6,450)
Losses (Gains) on Sales and Write-downs of Bank Premises, net	4	37	7	(342)	114
Losses (Gains) on Sales and Write-downs of OREO, net	169	(60)	608	268	3,423
Branch Consolidation Severance and Expenses	—	—	39	—	566
Non-recurring Fees[5]	(1)	(4)	(1,289)	(70)	(1,898)
OREO Income	(13)	(12)	(7)	(35)	(82)
FHLB Prepayment Penalty	—	—	—	18	4
Contingent Liability	—	(10)	—	150	—
Tax Credit Amortization Reversal[6]	(1,379)	—	—	(1,379)	—
Gain on Sale of Branches	—	—	—	—	(506)
Core Pre-tax Pre-provision Income (Non-GAAP)	$18,281	$14,528	$9,648	$43,758	$25,360

CARTER BANKSHARES, INC.
CONSOLIDATED SELECTED FINANCIAL DATA

[2] Core Net Income (Non-GAAP)	Quarter-to-Date			Year-to-Date
(Dollars in Thousands, except per share data)	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Net Income	$14,408	$10,778	$11,173	$34,509	$25,980
Losses (Gains) on Sales of Securities, net	4	(76)	(1,341)	(48)	(6,450)
Losses (Gains) on Sales and Write-downs of Bank Premises, net	4	37	7	(342)	114
Losses (Gains) on Sales and Write-downs of OREO, net	169	(60)	608	268	3,423
Branch Consolidation Severance and Expenses	—	—	39	—	566
Non-recurring Fees[5]	(1)	(4)	(1,289)	(70)	(1,898)
OREO Income	(13)	(12)	(7)	(35)	(82)
FHLB Prepayment Penalty	—	—	—	18	4
Contingent Liability	—	(10)	—	150	—
Tax Credit Amortization Reversal[6]	(1,379)	—	—	(1,379)	—
Gain on Sale of Branches	—	—	—	—	(506)
Total Tax Effect	256	26	416	302	1,014
Core Net Income (Non-GAAP)	$13,448	$10,679	$9,606	$33,373	$22,165

Average Shares Outstanding - diluted	24,265,075	24,490,302	26,348,488	24,827,143	26,339,930
Core Earnings Per Common Share (diluted) (Non-GAAP)	$0.55	$0.44	$0.36	$1.34	$0.84
3 Net interest income has been computed on a fully taxable equivalent basis ("FTE") using a 21% federal income tax rate for the 2022 and 2021 periods.

Net Interest Income (FTE) (Non-GAAP)	Quarter-to-Date			Year-to-Date
(Dollars in Thousands)	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Interest Income (FTE)(Non-GAAP)
Interest and Dividend Income (GAAP)	$42,327	$36,961	$34,913	$111,966	$100,964
Tax Equivalent Adjustment[3]	279	293	330	870	1,178
Interest and Dividend Income (FTE) (Non-GAAP)	42,606	37,254	35,243	112,836	102,142
Average Earning Assets	4,024,880	4,020,589	3,988,343	4,006,788	3,967,087
Yield on Interest-earning Assets (GAAP)	4.17%	3.69%	3.47%	3.74%	3.40%
Yield on Interest-earning Assets (FTE) (Non-GAAP)	4.20%	3.72%	3.51%	3.77%	3.44%

Net Interest Income (GAAP)	$37,725	$32,459	$29,401	$98,406	$83,133
Tax Equivalent Adjustment[3]	279	293	330	870	1,178
Net Interest Income (FTE) (Non-GAAP)	38,004	32,752	29,731	99,276	84,311
Average Earning Assets	4,024,880	4,020,589	3,988,343	4,006,788	3,967,087
Net Interest Margin (GAAP)	3.72%	3.24%	2.92%	3.28%	2.80%
Net Interest Margin (FTE) (Non-GAAP)	3.75%	3.27%	2.96%	3.31%	2.84%

CARTER BANKSHARES, INC.
CONSOLIDATED SELECTED FINANCIAL DATA

[4] Core Efficiency Ratio (Non-GAAP)	Quarter-to-Date			Year-to-Date
(Dollars in Thousands)	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
NONINTEREST EXPENSE	$23,463	$23,410	$24,685	$69,384	$76,049
Less: (Losses) Gains on Sales and Write-downs of OREO, net	(169)	60	(608)	(268)	(3,423)
Less: Losses on Sales and Write-downs of Bank Premises, net	—	—	(7)	—	(114)
Less: Branch Consolidation Severance and Expenses	—	—	(39)	—	(566)
Less: FHLB Prepayment Penalty	—	—	—	(18)	(4)
Add: Tax Credit Amortization Reversal[6]	1,379	—	—	1,379	—
Less: Contingent Liability	—	10	—	(150)	—
CORE NONINTEREST EXPENSE (Non-GAAP)	$24,673	$23,480	$24,031	$70,327	$71,942

NET INTEREST INCOME	$37,725	$32,459	$29,401	$98,406	$83,133
Plus: Taxable Equivalent Adjustment[3]	279	293	330	870	1,178
NET INTEREST INCOME (FTE) (Non-GAAP)	38,004	32,752	29,731	99,276	84,311
Less: Losses (Gains) on Sales of Securities, net	4	(76)	(1,341)	(48)	(6,450)
Less: Losses (Gains) on Sales of Bank Premises, net	4	37	—	(342)	—
Less: Non-recurring Fees[5]	(1)	(4)	(1,289)	(70)	(1,898)
Less: OREO Income	(13)	(12)	(7)	(35)	(82)
Less: Gain on Sale of Branches	—	—	—	—	(506)
Noninterest Income	5,235	5,604	6,915	16,174	23,105
CORE NET INTEREST INCOME (FTE) (Non-GAAP) plus NONINTEREST INCOME	$43,233	$38,301	$34,009	$114,955	$98,480

CORE EFFICIENCY RATIO (Non-GAAP)	57.07%	61.30%	70.66%	61.18%	73.05%
5 The Non-recurring fees include PPP related fees.
6 Tax credit amortization was reversed due to the extension of the in-service date from 2022 to 2023.